UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 25, 2018, Myriad Genetics, Inc. (“Myriad”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cinnamon Merger Sub, Inc., a wholly owned subsidiary of the Myriad (“Merger Subsidiary”), Counsyl, Inc. (“Counsyl”), and Fortis Advisors LLC, as the representative of the securityholders of Counsyl.

The Merger Agreement provides that Myriad will pay an aggregate purchase price to the securityholders of Counsyl of $375 million (the “Purchase Price”), subject to adjustment for Counsyl’s working capital and indebtedness and other amounts to be determined in accordance with the Merger Agreement (as adjusted, the “Merger Consideration”), payable in cash and Myriad’s common stock. Subject to the terms and conditions set forth in the Merger Agreement, employees holding restricted stock units and “in-the-money” stock options and stockholders of Counsyl, in each case, who are “accredited investors,” as such term is defined in Rule 501(a) of Regulation D, will be entitled to elect to receive up to 25 percent of the Purchase Price in Myriad common stock based on the trailing 30 day average share price (the “Election”).

The acquisition is structured as a reverse triangular merger transaction in which the Merger Subsidiary will merge with and into Counsyl, with Counsyl surviving the merger as the surviving corporation and a wholly owned subsidiary of Myriad (the “Merger”).

Subject to the Election, all shares of capital stock of Counsyl outstanding at the closing of the Merger (the “Closing”), together with all “in-the-money” stock options held by nonemployees, restricted stock units held by nonemployees, and warrants, will be cancelled and converted into a right to receive a cash portion of the Merger Consideration. Out-of-the-money stock options will be cancelled. Upon the Closing, $5 million will be deposited into an escrow account to fund any post-closing adjustments to the Merger Consideration payable to Myriad based upon differences between (a) the estimated working capital and the actual working capital of Counsyl at Closing, (b) the estimated indebtedness and the actual indebtedness of Counsyl at Closing, (c) the estimated cash and the actual cash of Counsyl at Closing, (d) the estimated transaction expense and the actual transaction expenses of Counsyl at Closing.

Securityholders of Counsyl will be asked to sign and return letters of transmittal, pursuant to which, among other things, they will agree to make certain representations and warranties set forth in the letters of transmittal, provide releases of claims and appoint a securityholders’ agent.

The Merger Agreement provides for customary representations, warranties and covenants by Myriad and Counsyl. Under the terms of the Merger Agreement, Myriad will secure a representation and warranty insurance policy, which will, except in the case of fraud, serve as Myriad’s sole source of recourse for breaches of representation, warranties, and covenants.

The Merger Agreement contains certain termination rights for Myriad and Counsyl, including the right by either party to terminate the Merger Agreement if the Merger has not occurred within three months of the signing of the Merger Agreement, subject to a right to 45-day extension if certain antitrust related conditions remain unfulfilled. The Closing is expected to occur during the first quarter of Myriad’s fiscal year 2019, and is subject to customary closing conditions and regulatory approval including, among others, antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Myriad intends to fund the transaction through cash on hand and debt. The acquisition is not subject to a financing contingency. The Merger Agreement was approved by the Board of Directors of both Myriad and Counsyl, and is conditioned on receiving the requisite stockholder approval of the Counsyl stockholders.

ITEM 7.01	Regulation FD Disclosure.

On May 28, 2018, Myriad issued a press release announcing the execution of the Merger Agreement. On its conference call announcing the acquisition Myriad also delivered a slide presentation. A copy of the press release and slide presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The press release and slide presentation will also be available under the “Investors –Events & Presentations” section of Myriad’s website at www.myriad.com.

Cautionary Statement Regarding Forward-Looking Statements

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect current views about future events. Investors should not rely on forward-looking statements because actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. Potential risks and uncertainties regarding the Merger include, among others, the possibility that the transaction will not close or that the Closing may be delayed, the anticipated synergies of the combined companies may not be achieved after Closing, the combined operations may not be successfully integrated in a timely manner, if at all, and the possibility that Counsyl stockholders and holders of options and restricted stock units will elect to receive less than 25% of the merger consideration in the form of shares of Myriad common stock. Other risks that could cause actual results to differ materially from forward-looking statements in this press release include, but are not limited to: These potential risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of Assurex, Sividon and the Clinic and the pending acquisition of Counsyl; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2017, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit
Number	Description

99.1	Press Release issued by Myriad on May 28, 2018.

99.2	Investor slide presentation dated May 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: May 29, 2018	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Executive Vice President, Chief Financial Officer